SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                    Proxy Statement Pursuant To Section 14(a)
                     Of The Securities Exchange Act Of 1934

Filed by the Registrant    :
Filed by a Party other than the Registrant  9

Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential,   Use  of  the   Commission   Only  (as  permitted  by  Rule
      14a-6(e)(2))Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                            Sundog Technologies, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)


                                      N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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                  applies:
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                  computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the
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                  was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held October 12, 2000

                            Sundog Technologies, Inc.

To the Shareholders of
Sundog Technologies, Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders of Sundog Technologies, Inc. (the "Company"), which will be held on Thursday, October 12, 2000, at 10 a.m., at the Marriott Courtyard located at 10701 South Holiday Park Drive, Sandy, Utah (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

         (i) To elect three members of the Board of Directors of the Company, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

         (ii) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation in order to effect a 2 to 1 reverse stock split with respect to outstanding shares of our common stock;

         (iii) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen as independent auditors of the Company for the fiscal year ending March 31, 2001; and

         (iv) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on August 31, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    By: /s/ Alan Rudd
                                    -----------------
                                            Alan Rudd, President

Dated: August __, 2000



                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                            Sundog Technologies, Inc.
                           10542 South Jordan Gateway
                                    Suite 200
                            South Jordan, Utah 84005

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                       For Annual Meeting of Shareholders

                                October 12, 2000

                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Sundog Technologies, Inc., a Delaware corporation ("Sundog" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Thursday, October 12, 2000, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about August 22, 2000.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

                                     VOTING

Record Date

         The Board of Directors has fixed the close of business on August 31, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 23,929,745 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 23,929,745 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the three director nominees; (ii) FOR the approval of the amendment to our Certificate of Incorporation effecting the proposed 2 to 1 reverse stock split;
(iii) FOR the ratification of the appointment by the Board of Directors of Arthur Andersen to be the independent auditors of the Company for the fiscal year ending March 31, 2001; and (iv) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

         A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Quorum and Required Vote

         A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

         In the election of directors, the three nominees receiving the highest number of votes will be elected. The Company does not have cumulative voting for directors. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting.

         The proposed amendment to the Company's Certificate of Incorporation effecting the 2 to 1 reverse stock split, will be approved, in accordance with Delaware law, if the a majority of the outstanding shares of Common Stock are cast in favor of the matter. As a result, abstentions and broker non-votes will be equivalent of votes against such proposed amendment.

         The ratification of selection of an independent auditor and any other matter presented for approval by the shareholders generally will be approved, in accordance with Delaware law, if the votes cast in favor of the matter exceed the votes opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Annual Meeting, three directors of the Company constituting the entire Board of Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each nominee for director is set forth below.




-------------------------------------------------------------------------------------------------
         Name                Age                  Position                         Director Since
-------------------------------------------------------------------------------------------------
         Alan Rudd           48      CEO, President and Chairman of the Board      January 2000
         John Zollinger      32      CTO, Vice President of Engineering            October 1997
         Jerral Pulley       66      Outside director                              August 1998

         The following paragraphs set forth information about each nominee for election as directors.

         ALAN RUDD, 48 , joined Sundog as Chairman & Chief Executive Officer on January 1, 2000. Rudd brings more than 20 years experience in the computer industry to Sundog. From March 1996 to November 1999 Rudd was the CEO of Vinca Corporation, a Utah-based company that provided continuous availability software for Microsoft-, Novell- and IBM-distributed network platforms. Under Rudd's leadership Vinca became a recognized worldwide leader in high availability solutions. In recognition of his achievements, Rudd was named Utah's 1999 Entrepreneur of the Year. Vinca was acquired by Legato Systems of Palo Alto, California (NASDAQ: LGTO) on July 31, 1999. In addition to his role as Chairman and CEO of Sundog, Rudd serves on the Board of Directors of Envision Development Corporation (AMEX: EDV), a leader in innovative ebusiness solutions. Sundog is the owner of approximately 20% of the outstanding stock of Envision.

         Rudd has a keen understanding of how to build a company from the beginning stages to a driving market force. In addition to building Vinca Corporation into a market leader, Rudd spent ten years in senior management positions at Novell where he helped to grow Novell into the worldwide leader in network computing. His positions at Novell included Legal Counsel, Regional Manager, Area Director and Vice President of OEM Operations.

         Rudd has a bachelor's degree in Business Administration and Finance and a juris doctorate from Brigham Young University. Following law school, he spent seven years as in-house legal counsel for several corporations including State Farm Insurance and Prime Computer before joining Novell and moving into corporate management.

         JOHN ZOLLINGER, 32, has been a director and Vice President of Engineering at Sundog since October of 1997. Zollinger has been involved in nearly all aspects of the software engineering industry during the past eleven years. His industry experience spans enterprise development from warehousing/processing, telecommunications, banking, oil and gas, insurance, and commodity trading systems. In addition to his skills in analyzing, designing and implementing mission critical software systems, Zollinger has a proven ability to manage and bring together diverse groups of engineers to achieve complex software project goals.

         While working with Moore Business Communications Services from 1986 to 1994, Zollinger led the engineering team that designed and implemented a large-scale order fulfillment and management system for the telecommunications industry. This system enabled AT&T to launch a new successful business unit and has since been used by other large telecommunication companies such as Sprint, MCI and GTE. As an independent engineering consultant for Palo Alto-based Filoli from 1994 to 1996, Zollinger helped guide the development of a highly distributed claims handling system for Industrial Indemnity. Zollinger brought to this project extensive experience in the development of advanced data migration and data distribution systems. Zollinger also assisted EOTT Energy Partners in establishing standard practices for object-oriented analysis, design, and implementation of an enterprise-wide oil and gas trading system.

         JERRAL PULLEY, 66, has been a director at Sundog since August of 1998 and served as chairman until January 2000. Pulley brings substantial expertise in marketing and sales innovation to the Company's management team having held prior chief executive officer positions plus served as a senior executive for several nationally recognized companies, including Procter & Gamble, PepsiCo, Squibb, Ryder System, Hallmark and Borden.

         While executive vice president of a division of Squibb Corporation, sales at Squibb grew from $75 million to $500 million with a six-fold increase in pre-tax profits, reflecting his ability to identify core strengths and roadmap strategic paths to long-term growth.

         During the past five years, Pulley has deployed his experience by managing and/or consulting with a variety of mid-level companies seeking to grow sales and improve profits, including First Scientific, providing topical antimicrobial and shin protection products to the Health Care Industry, and Marketing for Universal Broadband Networks, a provider of high speed DSL and telcom services, headquartered in Irvine, California. Currently, Pulley serves as Chairman of the Board of First Scientific.

Meetings and Committees

         During the fiscal year ended March 31, 2000, our Board of Directors met 5 times. All incumbent directors attended at least 75% of all board meetings and applicable committee meetings.

         The Company does not presently have a standing audit committee, nominating committee or compensation committee, but intends to select an audit committee during the coming fiscal year.

Director Compensation.

         Currently, non-employee directors are not compensated. The Company may provide stock options or other compensation to directors and officers in order to align the interests of these key personnel with the overall interests of the Company.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         In addition to Messrs. Rudd and Zollinger, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers and key employees of the Company and its subsidiaries:

         STEPHEN L. RUSSO, 42, has been the Vice President of Operations and the Chief Financial Officer of Sundog since February of 2000. He is a CPA, and his education and experience in accounting and operations span more than 19 years and include expertise in financial system design and implementation with significant experience in SEC disclosure and compliance. From October of 1992 to October of 1997, Russo served as vice president of operations and CFO of Vinca Corporation where he was instrumental in growing the company to the worldwide leader in high availability solutions. Russo was one of the key negotiators in the sale of Vinca Corporation to Legato Systems, Palo Alto, California on July 31, 1999. From September of 1989 to October of 1992, Russo served as president of Merisoft, a high-tech voice recognition company, where he was also instrumental in growing the company and selling it for a substantial profit. Russo is a graduate of Brigham Young University with a degree in Accounting.

         In his position as Vice President of Operations, Russo is responsible for maintaining strong profitability for Sundog by maintaining good profit margins, budgeting and strategic fiscal management. He is also part of the team deciding how to effectively position the Company for future profitability and taking responsibility for growing the Company through acquisition of companies and technologies that fit the mission and objectives of the Company. He is a key part of implementing electronic tools and programs that are an integral part of growing the business through technology. He and part of his team are responsible to constantly look for new tools to make the Company more efficient and more profitable by serving the customer better.

         ART DEARING, 41, has been the Vice President of Worldwide Business Development for Sundog since February of 2000. Dearing has been instrumental in developing relationships with a number of key business partners in strategic markets such as mobile computing. Dearing brings more than seventeen years of experience in high technology, including the ownership of two successful computer businesses offering complete system design and consulting services. He was the principal architect of a POS system that is still being used today by a major retail grocery chain. Prior to commencing work at Sundog, Dearing was Director of Strategic Relations for Vinca Corporation from December of 1993 to January of 2000, where he demonstrated the ability to more than double revenue through an OEM and marketing relationship with IBM. Through the IBM partnership he was the key player in multi-million dollar sales to both the Bank of Brazil and Wal-Mart. Dearing has extensive experience in setting product strategy with his broad range of technical expertise. He spent approximately two years, from January of 1992 to November of 1993, at DEC in Technical Consulting where he was responsible for supporting sales in the design and implementation of systems for large enterprise customers. While at DEC Art was largely responsible for a multi-million dollar deal with Micron for the technical support of PC LANs in eight states. Art has a BS in Engineering from San Diego State University.

         JEFFREY L. SWAIN, 41, has been Vice President of Strategic Relations for Sundog since February of 2000. His role includes the development of a two-tier distribution channel as well as the development of OEM partners with the intent of proliferating Sundog's technologies into hot markets such as mobile computing and Web content update. Swain brings more than twelve years of sales experience in the network computing industry having served as Director of Channel Sales for Legato Systems, Inc., a leader in enterprise storage management, from January 1999 to February 2000. While at Legato, Jeff increased channel sales over 40% in less than six months. He managed the inside sales team and in one sales promotion his team increased software maintenance sales by 400%. Swain has shown an in-depth knowledge of selling through a channel and has developed strong and sustained relationships with the key channel partners in this industry. Prior to working at Legato, he was a Major Market Account Manager for Informix in the Southeastern region from April 1996 to December 1997. He proved his ability to sell to large complex companies such as Walt Disney World, W.R. Grace and the State of Florida. Swain also sold a site license to twelve counties in Florida to be used for statewide electronic ticketing. Jeff developed particular expertise in selling to state and local government entities as State and Local Government Sales Manager for Novell from July 1994 to April 1996. He and his team sold a master site license agreement to seventeen of the twenty top states in the United States, plus multi-million dollar site licenses to the EPA and US Courts. Swain attended Brigham Young University with an emphasis in Business Management and Psychology.

         SUSAN RICHARDS, 52 , joined Sundog in April of 2000, bringing with her more than fifteen years of experience in the network computing industry in all facets of marketing communications. She has been instrumental in building company and brand recognition for both large and small companies through public relations, advertising, events and other marketing programs.

         Prior to joining Sundog, Richards directed all marketing communications for Vinca Corporation, the worldwide leader in high availability solutions from April of 1993 to April of 1999. At Legato Systems, Inc., from August 1999 to March of 2000 , Susan directed all public relations worldwide. Richards held several key positions at Novell in Corporate Communications and Marketing Communications for Service and Education from June of 1986 to April of 1993 and she was also a senior associate with Network Associates handling public relations activities for numerous clients including Novell and WordPerfect.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides certain summary information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, as well as all other executive officers of the Company whose aggregate compensation for the fiscal year ended March 31, 2000 exceeded $100,000 (collectively, the "Named Executive Officers"). Stephen Russell was the Chief Executive Officer of Sundog until August 1, 1999. Carl Steffens was the interim Chief Executive Officer of Sundog from August 1, 1999 until November of 1999. Upon his resignation, Mr. Rudd Was appointed to serve as Chief Executive Officer.


                                        Annual Compensation                       Long-Term Compensation
                                                             Other                                                         All
                                                             Annual               Awards                Payouts           Other
                                                            Compensa     Restricted    Securities                        Compensa
                                       Salary     Bonus      -tion         Stock       Underlying                         -tion
Name and Principal Position     Year     ($)      ($)         ($)        Award(s)($)    Options (*)   LTIP Payouts ($)      ($)
---------------------------     ----     ---      ---         ---        -----------    -----------   ----------------      ---
                                2000   56,250      --          --            --            --              --               --
Alan Rudd, CEO, President       1999      -        --          --            --            --              --               --
(from Jan 1, 2000 to present)   1998      -        --          --            --            --              --               --

Carl Steffens, interim CEO      2000   60,000      --          --            --                            --               --
(from August 1, 1999 to         1999     --        --          --            --                            --               --
November 30, 1999)              1998      ?        --          --            --         250,000            --               --

Stephen Russell CEO,            2000   41,583      --          --            --            --              --               --
President (from April 1,        1999   95,000      --          --            --            --              --               --
1999 to August 1, 1999          1998   46,667      --          --        1,540,000*        --              --               --

* In October, 1997, Arkona, LLC was consolidated with The Thorsden Group Ltd. to form Sundog. In such transaction the founders of Arkona, LLC were issued a substantial number of shares of Common Stock of Sundog. Mr. Russell received 1,540,000 shares of Common Stock in such transaction.

Option Grants in Last Fiscal Year

         The following table sets forth-individual grants of options to acquire shares of Common Stock made by the Company to the Named Executive Officers during the fiscal year ended March 31, 2000.


                                                   Percent of Total
                                                  Options Granted to
                                                  Employees in Fiscal
    Name                     Options Granted              Year              Exercise Price         Expiration Date
    ----                     ---------------              ----              --------------         ---------------
Alan Rudd*                         --                      --                     Nil                    Nil
Carl Steffens                    250,000                 17.5%                   $.30                09/30/2002
Stephen Russell                    --                      --                     Nil                    Nil

      * Does not include options to purchase Common Stock granted to Mr. Rudd by Caldera Holding Company, L.C. See "Certain Relationships And Related Transactions."


Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

         The following table sets forth the aggregate value of unexercised options to acquire shares of Common Stock granted by the Company and held by the Named Executive Officers on March 31, 2000 and the value realized upon the exercise of options during the fiscal year ended March 31, 2000. Our Common Stock is not listed on an exchange or other quotations service, and accordingly, the Company cannot accurately determine the fair market value of a share of Common Stock as of the end of its most recent fiscal year. For purposes of the following table, we have assumed that the fair market value of a share of Common Stock on March 31, 2000, the last day of our most recent fiscal year, was $1.00.



                                                                                            Value of Unexercised
                                                              Number of Unexercised       In-the-Money Options at FY
                      Shares Acquired    Value Realized     Options at FY End 2000(1)           End 2000 ($)(2)
       Name             on Exercise            ($)          Exercisable/Unexercisable     Exercisable/Unexercisable
       ----             -----------            ---          -------------------------     -------------------------
Alan Rudd*                  --                 --                      Nil                           Nil

Carl Steffens               --                 --                    250,000                       $175,000

Stephen Russell             --                 --                      Nil                           Nil


* Does not include options to purchase Common Stock granted to Mr. Rudd by Caldera Holding Company, L.C. See "Certain Relationships And Related Transactions."

(1) Includes shares of Common Stock subject to options exercisable within 60 days of March 31, 2000.

(2) Calculated based on the difference between the exercise price and the price of a share of Common Stock on March 31, 2000. Our Common Stock is not listed on an exchange or other quotations service, and accordingly, the Company cannot accurately determine the fair market value of a share of Common Stock as of the end of its most recent fiscal year. For purposes of the following table, we have assumed that the fair market value of a share of Common Stock on March 31, 2000, the last day of our most recent fiscal year, was $1.00.

Employment Agreements and Change of Control Arrangements

         The Company has not entered into any employment agreements or change of control agreements with its named executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain founding shareholders, specifically, Marty Alfred, Bruce Baird, Jeffrey Barlow, John Blumenthal, Tim Kapp, Stephen Russell, Dave Valenti, Gary Wright, and John Zollinger obtained Common Stock in return for contributions and development of Sundog's predecessor, Arkona, L.L.C., which was subsequently merged into The Thorsden Group Ltd., and renamed Sundog Technologies, Inc. These founding shareholders received a total of 14,000,000 shares of Common Stock and then, collectively, entered into an agreement with Caldera Holding Company, L.C., wherein Caldera was given the right to grant derivative options to third parties with respect to 7,523,000 of such shares in order to encourage the development and increased productivity of Sundog. Holders of the shares underlying the derivative options are entitled to dividends and distributions with respect to such shares until the options are exercised. However, Caldera has been granted dispositive voting power with respect to all shares subject to its agreement with the founding shareholders so long as the agreement remains in place. The agreement expires upon Caldera's award of the last of the derivative options or at the end of three years, whichever occurs first, at which time voting power returns to the founding shareholders. As an inducement to the new management team of Sundog to join the Company, Caldera has granted the following officers the number of derivative options following each of their names: Alan Rudd (2,000,000), Steve Russo (150,000), Jeff Swain (100,000), and Art Dearing (100,000).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders

         The following table sets forth information as of July 15, 2000 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director or nominee, by each of the Named Executive Officers and by all directors and officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.


                                                                  Beneficial Ownership as of July 15, 2000(1)
         Name and Address of Beneficial Owner                     Number of Shares         Percentage of Class(2)
         ------------------------------------                     ----------------         ----------------------
         Directors and Named Executive Officers

         Alan Rudd  (CEO, President, Director)
         6769 Walker Mill Dr.
         Salt Lake City, UT 84124                                    1,000,000(3)             4%

         John Zollinger (CTO, V.P. of Engineer, Director)
         11008 Shelwood Circle
         South Jordan, UT 84095                                      1,050,000                4.388%

         Jerral Pulley (Director)
         2566 Barcelona Drive
         Sandy, UT  84093                                            170,000(4)               *

         Carl Steffens (Interim CEO Aug. - Nov. 1999)
         1530 Tiptoe Lane
         Los Altos, CA  94024                                        250,000(5)               *

         Stephen Russell  (CEO Apr. - Aug. 1999)
         134 Montelena Court
         Mountain View, CA 94040                                     550,000                  2.298%
         Principal Holders of Common Stock

         Caldera Holdings LLC
         36 South State St.
         Suite 2000
         Salt Lake City, UT 84111                                    7,523,000(6)             31.438%

         John Blumenthal
         4432 Emigration Canyon
         Salt Lake City, UT 84108                                    2,156,000                9.010%

         All officers and directors as a group (8 persons)           3,020,000(7)             11.9%

* Less than one percent
 ---------------------------

(1) Beneficial ownership as a percentage of the class for each person holding options, warrants or other rights exercisable within 60 days of July 15, 2000 has been calculated as though shares of Common Stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

(2) The percentage indicated represents the number of shares of Common Stock, warrants and options exercisable within 60 days held by the indicated shareholder divided by the sum of (a) the number of shares subject to options exercisable by such shareholder within 60 days and (b) 23,929,745, which is the number of shares of Common Stock issued and outstanding as of July 15, 2000.

(3) Includes 1,000,000 options to purchase Common Stock exercisable within 60 days of July 15, 2000 granted to Mr. Rudd by Caldera Holding Company, L.C. covering shares owned by certain founding shareholders of the Company. See "Certain Relationships And Related Transactions." Such 1,000,000 shares are also included in the shares beneficially owned by Caldera because, until the option is exercised or Caldera's agreement with the founding shareholders expires, Caldera retains dispositive power and voting power with respect to such shares.

(4) Includes 170,000 options to purchase Common Stock exercisable within 60 days of July 15, 2000.

(5) Includes 250,000 options to purchase Common Stock exercisable within 60 days of July 15, 2000.

(6) Caldera became beneficial owner of such shares pursuant to an agreement with certain founding shareholders of the Company described in this Proxy Statement under the heading "Certain Relationships And Related Transactions." Although Caldera does not have the right to receive any dividends or financial benefits associated with such shares, Caldera is considered the beneficial owner of the shares subject to its agreement with the founding shareholders because it has dispositive power and voting power with respect thereto.

(7) Includes 1,420,000 options to purchase Common Stock exercisable within 60 days of July 15, 2000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms other than the following were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed): Arthur Dearing's Form 3 was due on February 24, 2000, Susan Richards' Form 3 was due on April 11, 2000, Alan Rudd's Form 3 was due on November 26, 1999, Jeff Swain's Form 3 was due on February 24, 2000, and Stephen Russo's Form 3 was due on February 11, 2000. A Form 3 with respect to each of these individuals was filed on June 19, 2000.

PROPOSAL NO. 2 - AMENDMENT  OF  CERTIFICATE  OF  INCORPORATION  TO DECREASE  THE
                 NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has proposed to amend the Certificate of Incorporation of the Company for the purpose of effecting a 2 to 1 reverse stock split with respect to outstanding shares of Common Stock. A copy of the proposed Certificate of Amendment of Certificate of Incorporation (the "Amendment") that we intend to use to effect the reverse stock split, if the reverse stock split is approved by shareholders, is attached hereto as Appendix A. If the Amendment is approved at the Shareholder's meeting, the Company intends to immediately sign the Amendment and send it to the Delaware Secretary of State for filing. The Amendment will be effective upon filing, which is expected to occur on September 14, 2000.

Purpose of Proposed Reverse Stock Split

The purpose of the proposed 2 to 1 reverse stock split is to decrease the number of outstanding shares of Common Stock and shares subject to outstanding options and warrants in order to increase the market value of each share of the Common

Stock. We believe that the number of shares of Common Stock presently outstanding or subject to outstanding purchase rights is high enough that is may have the effect of deterring future investment in the Company. In addition, management and the Board would like for the Common Stock to qualify for listing on the Nadaq National Market or the Nasdaq SmallCap Market in the near future. Although the Common Stock is not traded on an exchange or quoted on the Nasdaq Bulletin Board, management believes that the price investors are willing to pay for a share of Common Stock is, or would be, below the minimum bid price for initial listing on the Nasdaq National Market (which is $5 per share) or the minimum bid price for initial listing on the Nasdaq SmallCap Market (which is $4 per share). We believe that the key to increasing the price investors are willing to pay for a share of the Common Stock and investor interest in the Company is to increase the Company's product offerings and revenues; however, we believe that reducing by 1/2 the number of shares of Common Stock will immediately increase by approximately two-fold the price investors are willing to pay for a share of Common Stock and help us reach our goal of increasing the price investors are willing to pay for a share of Common Stock to over $5 per share.

Effect of  Proposed Reverse Stock Split

         If the Amendment is approved and the proposed 2 to 1 reverse stock split effected, each outstanding share of Common Stock as of the effective date of the reverse stock split will immediately and automatically be changed, as of the effective date of the amendment, into 1/2 of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by the Company will be reduced by 1/2. No fractional shares of Common Stock or script will be issued in connection with the proposed reverse stock split. Holders of the Company's Common Stock who would otherwise be entitled to a fractional shares will receive the next largest whole number of shares of Common Stock.

         As of August 31, 2000, the record date for the proposals contained in this Proxy, there were 23,929,745 shares of Common Stock issued and outstanding, and 4,017,222 shares of Common Stock subject to warrants and options granted by the Company. Following the reverse stock split, the number of shares issued and outstanding would be 11,964,873 shares (subject to adjustment due to rounding 1/2 shares and possible issuance of additional shares following August 31,
2000), and the number of shares subject to outstanding warrants and options granted by the Company would be 2,008,611 (subject to adjustment due to rounding 1/2 shares and possible issuance of additional shares following August 31,
2000).

         Because the reverse stock split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock, the proposed reverse stock split will not alter the relative rights and preference of existing shareholders. The Amendment will, however, effectively increase the number of shares of Common Stock available for future issuances by the Board. In our Certificate of Incorporation, the Board is authorized to issued 50,000,000 shares of Common Stock, and 10,000,000 shares of Preferred
Stock.  As of the Record  Date,  there were  23,929,745  shares of Common  Stock issued and outstanding and 4,017,222 shares of Common Stock reserved for issuance upon exercise of outstanding options and warrants. The Amendment will not decrease the number of shares the Board is authorized to issue, and shares of Common Stock effective cancelled as a result of the reverse stock split will be available for reissue. Accordingly, while there are presently 22,053,033 shares of Common Stock authorized and available for future issuance by the Board (50,000,000 authorized, less 23,929,745 presently outstanding, less 4,017,222 reserved for issuance upon outstanding purchase rights), if the Amendment is approved and the reverse stock split effected, the number of shares of Common Stock available for future issuance will increase to 36,0265,16 shares (50,000,000 authorized, less approximately 11,964,873 outstanding, less 2,008,611 reserved for issuance upon outstanding purchase rights).

Exchange of  Share Certificates

         Each certificate representing shares of Common Stock that is issued and outstanding, or issued and held by the Company, immediately prior to the effective time of the reverse stock split shall thereafter for all purposes be deemed to represent 1/2 share of Common Stock for each share of Common Stock presently represented by such certificate. Each holder of record of a certificate for one or more shares of Common Stock as of the effective date of the reverse stock split, shall be entitled to receive, as soon as practicable, and upon surrender of each certificate to the officer or agent having charge of the stock transfer books of the Company, a certificate or certificates representing 1/2 share of Common Stock for each share of Common Stock represented by the certificate of such holder immediately prior to the effective time. The shares of Common Stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable. Any legends set forth on any existing certificate will also be set forth on the corresponding replacement certificate.

         The Board of Directors recommends a vote FOR the amendment to the Certificate of Incorporation to effect a 2 to 1 reverse stock split of theCommon Stock.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT  PUBLIC  ACCOUNTANTS
                 AND CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

         Mantyla McReynolds, a Professional Corporation, the independent public accountants retained by the Company for the fiscal year ended March 31, 2000, were dismissed as of August 2, 2000. The decision to change the Company's independent public auditors was recommended by management and approved by the Board of Directors. In connection with the audit of our financial statements for the fiscal years ended March 31, 1999 and March 31, 2000, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Mantyla McReynolds's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of Mantyla McReynolds on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended March 31, 1999 and March 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Mantyla McReynolds will not be present at the Annual Meeting, and therefore, will not have the opportunity to make a statement or be available to respond to appropriate questions.

         Pursuant to the recommendation of management and the approval of the Board of Directors, the Company determined to appoint Arthur Andersen LLP as the Company's independent public accountants. No consultations occurred between the Company and Arthur Anderson LLP during the two fiscal years and any interim period preceding the appointment of Arthur Anderson LLP regarding the application of accounting principles, the type of audit opinion that might be rendered or other accounting, auditing or financial reporting issue. The Company engaged Arthur Anderson LLP effective as August 3, 2000. Arthur Anderson LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

         The Company has requested that Mantyla McReynolds and Arthur Anderson LLP review the foregoing disclosure regarding the change in the Company's accountants, and that to the extent required by the regulations promulgated by the SEC, they express an opinion on whether they agree with such disclosures. Arthur Anderson LLP was not required to provide a response pursuant to such regulations and did not elect to submit a voluntary response. Mantyla McReynolds's response is set forth below:

         We were previously the independent public auditors for Sundog Technologies, Inc. and, under the date of June 12, 2000, we reported on the financial statements of Sundog Technologies, Inc. and its subsidiaries Arkona, Inc. and Qui Vive, Inc. as of March 31, 2000. On August 2, 2000, our appointment as independent public auditors was terminated.

         We have read the Company's statements included under Ratification of Selection of Independent Public Accountants and Changes in Independent Public Accountants in its Proxy Statement with respect to its Annual Meeting of Shareholders scheduled to be held on October 12, 2000, and we agree with such statements, except we are not in a position to agree or disagree with the Company's statement that the change was recommended and approved by the board of directors or that no consultations occurred between the Company and Arthur Andersen, LLP, regarding the application of accounting principles or the type of opinion that might be rendered. We consent to the incorporation by reference of our report dated June 12, 2000, into the aforementioned Proxy Statement.

         The  Board  of  Directors   recommends  that   shareholders   vote  FOR
ratification of the appointment of Arthur Andersen as the Company's independent auditor for the current fiscal year ending March 31, 2001.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2001, proposals that shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, 10542 South Jordan Gateway, Suite 200, South Jordan, Utah, 84095 no later than April 17, 2001. Any shareholder proposal also must be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2001 calendar year, but fails to notify the Company of such intention prior to July 8, 2001, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The Company has delivered herewith a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, including the financial statements and schedules thereto. "Item 6. Management's Discussion and Analysis" and "Item 7. Financial Statements" from such report are incorporated in this Proxy by reference.

                             ADDITIONAL INFORMATION

         The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Stephen Russo at 10542 South Jordan Gateway, Suite 200, South Jordan, Utah, 84005, phone number: 801.501.7100, facsimile number: 801.501.0701.

                                   Appendix A

                        Proposed Certificate of Amendment
                                       of
                          Certificate of Incorporation

                                 [see attached]

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

         SunDog Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of shareholders. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall have the following additional language after subsection (h):

                           Each  two (2)  shares  of  Common  Stock  issued  and
                  outstanding as of the day and time that these Articles of Amendment are filed with the Secretary of State of the State of Delaware (the "Change Time"), and each issued two (2) shares of Common Stock held by the Company on and as of the Change Time, shall be, on and as of the Change Time, combined into one share of Common Stock.

                           Each certificate  representing shares of Common Stock
                  that is issued and outstanding, or issued and held by the Company, immediately prior to the Change Time, shall thereafter for all purposes be deemed to represent one share of the corresponding class of Common Stock for each two (2) shares of Common Stock represented by such certificate; and each holder of record of a certificate for two (2) or more shares of Common Stock as of the Change Time shall be entitled to receive, as soon as practicable, and upon surrender of each certificate to the officer or agent having charge of the stock transfer books of the Company, a certificate or certificates representing one share of Common Stock for each two (2) shares of Common Stock represented by the certificate of such holder immediately prior to the Change Time. No fractional shares of Common Stock or script will be issued in connection with the foregoing. Holders of the Common Stock who would otherwise be entitled to a fractional shares will receive the next largest whole number of shares of Common Stock. The shares of Common Stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

         SECOND: That thereafter, the annual meeting of the Company was duly called and held upon on October 12, 2000 at 10:00 a.m. (the "Annual Meeting"), at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of the amendment.

         IN  WITNESS  WHEREOF,   Sundog  Technologies,   Inc.  has  caused  this
certificate   to  be  signed  by  Alan  Rudd,   an  Authorized   Officer,   this
                     day of                    , 2000.
---------------------        ------------------

                                            By: /s/ Alan Rudd
                                            -----------------
                                                    Alan Rudd, President

                                    APPENDIX

                                      PROXY
                            SUNDOG TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan Rudd and Steve Russo, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Sundog Technologies, Inc., a Delaware corporation (the "Company"), held of record by the undersigned on July 31, 2000, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Marriott Courtyard located at 10701 South Holiday Park Drive, Sandy, Utah, on Thursday, October 12, 2000, at 10:00 a.m. MST, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

         FOR all nominees listed below (except as marked to the contrary).

         WITHOUT AUTHORITY to vote for all nominees listed below.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

         ALAN RUDD                 JOHN ZOLLINGER                 JERRAL PULLEY


2. PROPOSAL TO APPROVE an amendment to the Company's Articles of Incorporation to effect a 2 to 1 reverse stock split of each outstanding share of common stock.

                 FOR           AGAINST          ABSTAIN

3. PROPOSAL TO RATIFY the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2001.

                 FOR           AGAINST          ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A 2 TO 1 REVERSE
STOCK SPLIT AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

     Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:                   ,  2000

                                             Signature

                                             Signature if held jointly

     (Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)